Exhibit 16.1

January 14, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated January 14, 2005, of Novell, Inc. and are in agreement with the statements contained therein.

Very truly yours, By /s/ Ernst & Young LLP